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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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NEOPHARM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholders:

        On behalf of the Board of Directors, I invite you to attend the Annual Meeting of stockholders of NeoPharm, Inc. to be held on June 17, 2004, at 10:00 a.m. local time, at the NeoPharm, Inc. Research and Development Facility, 1850 Lakeside Drive, Waukegan, Illinois.

        In the materials accompanying this letter, you will find a Notice of the Meeting, a Proxy Statement relating to the proposals you will be asked to consider and vote upon at the Annual Meeting, and a Proxy Card. The Proxy Statement includes general information regarding NeoPharm as well as additional information relating to the specific proposals to be presented at the Annual Meeting. Also enclosed with the proxy materials is a copy of NeoPharm's Annual Report to Stockholders.

        The formal business to be conducted at the Annual Meeting is described in the Notice of Meeting that follows this letter. In addition, at the Annual Meeting management will review the Company's progress in 2003, discuss expectations for the future and be available to answer your questions both during and after the Annual Meeting.

        Your vote on the matters that are to come before the Annual Meeting is important. I urge all stockholders to execute and return their proxies promptly. Returning your proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely,

James M. Hussey Chief Executive Officer and President
April 29, 2004

NeoPharm, Inc.
150 Field Drive
Suite 195
Lake Forest, Illinois 60045

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 17, 2004

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NeoPharm, Inc., a Delaware corporation, will be held at the NeoPharm, Inc. Research and Development Facility, located at 1850 Lakeside Drive, Waukegan, Illinois on June 17, 2004, at 10:00 a.m., local time, for the following purposes:

  1.
  To elect six directors to serve until the 2005 Annual Meeting of Stockholders.

  2.
  To ratify the appointment of KPMG LLP as the Company's independent public accountants for 2004.

  3.
  To transact such other business as may properly come before the meeting.

        Only stockholders of record on April 22, 2004 will be entitled to notice of and to vote at the Annual Meeting.

        To assure that your interests will be represented, whether or not you plan to attend the Annual Meeting, you are urged to sign and date the enclosed proxy card and promptly return it in the pre-addressed envelope provided, which requires no postage if mailed in the United States. The enclosed proxy is revocable and will not affect your right to vote in person if you attend the Annual Meeting.

By Order of the Board of Directors,

LAWRENCE A. KENYON Secretary
Lake Forest, Illinois April 29, 2004

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 17, 2004

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NeoPharm, Inc., a Delaware corporation (the "Company"), to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the NeoPharm, Inc. Research and Development Facility, located at 1850 Lakeside Drive, Waukegan, Illinois on June 17, 2004 at 10:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. This Proxy Statement and the enclosed form of proxy were first sent or given to stockholders on or about April 29, 2004.

        Only stockholders of record at the close of business on April 22, 2004 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournment thereof. As of the close of business on the Record Date, there were 23,222,596 shares of the Company's common stock, par value $.0002145 per share ("Common Stock"), outstanding.

        The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In the election of directors, each stockholder is entitled to cast one vote for each director to be elected for each share of stock held; cumulative voting is not permitted. For all matters except the election of directors, each stockholder is entitled to cast one vote for each share of stock held. Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock at a meeting at which a quorum is present. In all other matters other than the election of directors, the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the adoption of such matters. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions on any proposal other than the election of directors, have the same effect as a negative vote. Broker non-votes are not counted for purposes of determining whether a proposal presented to stockholders has been approved.

        A proxy may be revoked at any time before it is exercised by giving a written notice to the Secretary of the Company bearing a later date than the proxy, by submitting a later dated proxy or by voting the shares represented by the proxy in person at the Annual Meeting. Unless revoked, the shares represented by each duly executed, timely delivered proxy will be voted in accordance with the specifications made. If no specifications are made, such shares will be voted FOR Proposal 1 (election of directors) and FOR Proposal 2 (ratification of the independent accountants), as proposed in this Proxy Statement. The Board of Directors does not plan on presenting any other matters at the Annual Meeting. However, should any other matters properly come before the Annual Meeting, it is the intention of the proxy holders to vote the proxy in accordance with their best judgment.

        The expenses of soliciting proxies will be paid by the Company. In addition to solicitation by mail, officers, directors and employees of the Company, who will receive no extra compensation therefor, may solicit proxies personally or by telephone, telecopy or telegram. The Company will reimburse brokerage houses, custodians, nominees and fiduciaries for their expenses in mailing proxy materials to principals.

PROPOSAL ONE

ELECTION OF DIRECTORS

        Six directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Each director will hold office until the 2005 Annual Meeting of Stockholders and until his successor has been elected and qualified. The nominees named below have been nominated by the Board of Directors based upon the recommendations of the Corporate Governance Committee of the Board of Directors. The Board believes that all of its present nominees will be available for election at the Annual Meeting and will serve if elected. If, due to circumstances not now foreseen, any of the nominees named below will not be available for election, the proxies will be voted for such other person or persons as the Board of Directors may select.

        There follows information as to each nominee for election as a director at the Annual Meeting, including his age, present principal occupation, other business experience, directorships of other publicly-held companies and period of service as a director of the Company.

        The persons named in the accompanying form of proxy will vote FOR the election of the nominees unless stockholders specify otherwise in their proxies.

        Nominees for Director.    The following information has been provided by the respective nominees for election to the Board of Directors.

Name	Age	Principal Occupation
James M. Hussey, R.Ph., MBA	45	Mr. Hussey joined the Company as President, Chief Executive Officer and Director in 1998. Prior to joining the Company, Mr. Hussey formed his own company in 1994, Physicians Quality Care, Inc., a managed care organization, where he served as Chief Executive Officer until that company's sale in 1998. Previous to that, Mr. Hussey held several positions with Bristol Myers Squibb, a diversified pharmaceutical manufacturer, from 1986 to 1994, most recently as the General Manager Midwest Integrated Regional Business Unit. Mr. Hussey presently serves as a director of Option Care, Inc., a provider of home health care services.
John N. Kapoor, Ph.D.	60
		Dr. Kapoor has been a Director and Chairman of the Board of the Company since its formation in 1990. Dr. Kapoor is the sole shareholder and President of EJ Financial Enterprises, Inc., a health care consulting and investment company. In addition, Dr. Kapoor serves as a director and Chairman of each of Option Care, Inc., a provider of home health care services, First Horizon Pharmaceutical Corporation, a distributor of pharmaceuticals, Akorn, Inc., a manufacturer, distributor and marketer of generic ophthalmic products and of Introgen Therapeutics, Inc., a gene therapy company.

Sander A. Flaum	67	Mr. Flaum joined the Company as a Director in 1998. Mr. Flaum is currently the Managing Director of Flaum Partners, Inc., a consulting firm working with pharmaceutical and biotechnology companies, which he founded in 2003. Mr. Flaum is also Adjunct Professor of Management at the Fordham University Graduate School of Business. Prior to the formation of Flaum Partners, Inc., Mr. Flaum was Chairman and CEO of Robert A. Becker, Inc. Euro RSCG, a healthcare advertising, marketing and communications company. From 1991 through 2002, Mr. Flaum served as CEO of Robert A. Becker EURO/RSCG, a predecessor to Euro RSCG Life. Mr. Flaum also serves on the boards of Viasys Healthcare, a manufacturer of medical devices, instruments and medical and surgical products, Fisher College of Business at The Ohio State University, Fordham University Graduate School of Business, and St. Christopher's Foundation for At-Risk Children.
Erick E. Hanson	57
		Mr. Hanson joined the Company as a Director in 1997. Since 1998, Mr. Hanson has served as the President of Hanson and Associates, a consulting firm working with venture capital companies. Mr. Hanson also is Executive Vice President of Integrity Healthcare, Inc., a privately held home healthcare provider, where he also serves on the board of directors. From 1995 to 1998, Mr. Hanson served as President and CEO of Option Care, Inc., a provider of home health care services. Prior to joining Option Care, Mr. Hanson held a variety of executive positions with Caremark, Inc., including Vice President Sales and Marketing. Mr. Hanson served as President and Chief Operating Officer of Clinical Partners Inc. in Boston, MA from 1989 to 1991. Prior to 1989, Mr. Hanson was employed for over 20 years at Anthem, Inc., most recently as Senior Vice President.
Matthew P. Rogan, M.D.	58
		Dr. Rogan joined the Company as a Director in 2000. Dr. Rogan is President and CEO of Unicorn Pharma Consulting, Inc., a privately held provider of customized pharmaceutical and biotechnology medical services. From 1997 to 1999, Dr. Rogan was Vice President, Medical Affairs for Sanofi Pharmaceuticals in the United States. Prior to joining Sanofi, Dr. Rogan served as Senior Medical Director, Medical Affairs for Zeneca Pharmaceuticals from 1996 to 1997, and was Director of Clinical Support at Burroughs Wellcome from 1993 to 1995. Prior to 1993, Dr. Rogan held senior positions with Bristol Myers Squibb.

Kaveh T. Safavi, M.D., J.D.	43	Dr. Safavi joined the Company as a Director in 2000. Dr. Safavi is currently Senior Vice President and Chief Medical Officer of Solucient, LLC, a healthcare information and business intelligence company. From 2000 until 2002, Dr. Safavi served as Vice President of Business and Strategic Development for Alexian Brothers of Illinois, Inc., a multi-hospital health system in metropolitan Chicago, Illinois. Prior to that, Dr. Safavi served as Vice President, Medical Affairs for UnitedHealthcare of Illinois, Inc., a large managed care organization from 1996 to 1999 and served as President of Health Springs Medical Group of Illinois, a primary care group practice and physician practice management company from 1993 to 1995.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE POLICIES AND PRACTICES

Board of Directors and its Committees

        The following table provides information regarding the membership of and number of meetings during 2003 of the Company's Board of Directors and its committees.

Name	Board of Directors		Audit Committee		Compensation Committee		Corporate Governance Committee		Qualified Legal Compliance Committee
John N. Kapoor	X	*
James M. Hussey	X
Sander A. Flaum	X				X	*	X		X
Erick E. Hanson	X		X		X		X	*
Matthew P. Rogan	X		X		X		X		X	*
Kaveh T. Safavi	X		X	*	X		X		X
Number of 2003 Meetings	12		6		2		10		None

*indicates Chairman

        Each Director, with the exception of Mr. Flaum, attended at least 75% of the aggregate of the meetings of the Board and its committees on which they served during 2003. Each Director, other than Mr. Flaum, attended the Company's 2003 Annual Meeting of Stockholders and each of the Directors is expected to attend the Company's 2004 Annual Meeting of Stockholders. The Independent Directors regularly meet without members of management present and Mr. Hanson presides at these meetings.

NeoPharm Ethics Program.

        The Company has adopted a Code of Business Conduct and Ethics for all directors, officers, employees, agents and representatives of the Company and a Code of Conduct Grievance Procedure. Links to these documents, including printable versions, are available on the NeoPharm, Inc. website at www.neophrm.com. The documents are also available in print upon request. Any waivers to the Code of Business Conduct and Ethics will, to the extent required by applicable law or regulation, be disclosed on the Company's website. Prior to the Annual Meeting, the Company's Corporate Secretary intends to certify to the Nasdaq Stock Market that the Company is in compliance with Nasdaq's Audit Committee composition, Audit Committee Charter, Nominating Committee Charter, Executive Sessions and Code of Conduct requirements.

Determinations Regarding Director Independence

        The Board of Directors has determined each of the following directors to be an "independent director" as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the "NASD"): Sander A. Flaum, Erick E. Hanson, Matthew P. Rogan, M.D., and Kaveh T. Safavi, M.D., J.D.

        In this proxy statement these four directors are sometimes referred to individually as an "Independent Director" and collectively as the "Independent Directors."

        The Board of Directors has also determined that each member of the Audit, Compensation and Corporate Governance Committees of the Board meets the independence requirements applicable to those committees prescribed by the NASD, the Securities and Exchange Commission ("SEC") and the Internal Revenue Service.

        With the assistance of independent legal counsel, the Corporate Governance Committee reviewed the applicable legal standards for Board member and Board committee independence, as well as the answers to annual questionnaires completed by each of the directors. On the basis of this review, the Corporate Governance Committee delivered a report to the full Board of Directors and the Board made its independence determinations based upon the Corporate Governance Committee's report and each member's review of the information made available to the Corporate Governance Committee.

Committees

        The Board of Directors has Audit, Compensation, Corporate Governance, and Qualified Legal Compliance Committees. The principal responsibilities of each of these committees are described generally below, and in detail in their respective Committee Charters, which are each available at www.neophrm.com.

        Audit Committee.    The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and the NASD. A copy of the Amended and Restated Audit Committee Charter is attached as Appendix A to this Proxy Statement. As more fully described in the Charter, the Audit Committee is responsible for overseeing the Company's accounting and financial reporting processes, including the quarterly reviews and the annual audit of the Company's financial statements by KPMG LLP, the Company's independent accountants.

        The Audit Committee currently consists of Messrs. Safavi, Hanson and Rogan, each of whom served on the Committee throughout 2003. Each of these directors meets the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership and is an "independent director" as defined in NASD Marketplace Rule 4200(a)(15). While each of the current members meets the NASD's financial knowledge requirements, currently none of the Audit Committee members qualify as an "audit committee financial expert," as that term is defined in applicable SEC regulations. Under its Charter, the Audit Committee has the ability on its own and at the Company's expense to retain independent accountants or other consultants whenever is deems appropriate. While the Board of Directors believes this ability is equivalent to having access to an audit committee financial expert, the Board of Directors also recognizes that it is desirable for the Company to nominate as a director a person who would qualify as an audit committee financial expert, but only if that person also possessed the experience and qualifications that the Company is seeking in new members of the Board of Directors. Accordingly, the Corporate Governance Committee has been directed to recruit, and recommend to the Board for election to the Board, an individual who would qualify as such an audit committee financial expert.

        Compensation Committee.    The Compensation Committee is responsible for conducting an annual review of the Company's compensation packages for senior executive officers, including the president and chief executive officer. In connection therewith, the Compensation Committee reviews and recommends to the Board of Directors: (i) the annual base salary level, (ii) the annual cash bonus opportunity level, and (iii) the long-term incentive opportunity for each senior executive officer. The Compensation Committee's recommendations are reviewed and approved by the Board of Directors.

        The Compensation Committee currently consists of Messrs. Flaum, Hanson, Rogan and Safavi, each of whom served on the Committee throughout 2003. Each director who served on the Compensation Committee during fiscal 2003 qualifies as an "outside director" under Section 162(m) of the Internal Revenue code (the "Code"), a "non-employee director" as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "independent director" as such term is defined in NASD Marketplace Rule 4200(a)(15).

        The Board of Directors has adopted a Compensation Committee Charter, a copy of which is attached to this Proxy Statement as Appendix B.

        Corporate Governance Committee.    The Corporate Governance Committee is responsible for developing and implementing policies and procedures that are intended to constitute and organize appropriately the Board of Directors to meet its fiduciary obligations to the Company and its stockholders on an ongoing basis. Among its specific duties, the Corporate Governance Committee makes recommendations to the Board of Directors about the Company's corporate governance processes, assists in identifying and recruiting candidates for the Board, develops and recommends criteria for director nominee qualifications, considers nominations to the Board received from stockholders, makes recommendations to the Board regarding the membership and size of the Board's committees, oversees the annual evaluation of the effectiveness of the organization of the Board and of each of its committees, periodically reviews and recommends to the Board an overall compensation program for directors and develops and recommends to the Board, and annually reviews, the Company's Code of Business Conduct and Ethics.

        The Corporate Governance Committee currently consists of Messrs. Hanson, Flaum, Rogan and Safavi, each of whom served on the Committee throughout 2003. The Board of Directors has determined that committee members meet NASD independence requirements. The Committee operates pursuant to an Amended and Restated Corporate Governance Committee Charter, a copy of which is attached hereto as Appendix C.

        Qualified Legal Compliance Committee.    Members of the Qualified Legal Compliance Committee are Messrs: Rogan, Flaum and Safavi. The Qualified Legal Compliance Committee receives and investigates reports made to it concerning possible material violations of securities laws or breaches of fiduciary duty by the Company or any of its officers, directors, employees or agents. No such reports were made to the Qualified Legal Compliance Committee, and therefore it did not meet during 2003.

Director Nominations

        The Corporate Governance Committee is responsible for identifying, screening, personally interviewing and recommending director nominee candidates to the Board. The Corporate Governance Committee considers nominees on the basis of their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, and the likelihood that they will be willing to serve on the Board for a sustained period.

        The Corporate Governance Committee will consider qualified director candidates who are suggested by stockholders in written submissions to NeoPharm's Corporate Secretary at NeoPharm, Inc., 150 Field Dr., Suite 195, Lake Forest, IL 60045; Attention: Corporate Secretary's Office (fax no. 847-295-8854; email: corporatesecretary@neophrm.com). Any recommendation submitted by a stockholder must include the name of the candidate, a description of the candidate's educational and professional background, contact information for the candidate, a brief explanation of why the stockholder feels the candidate is suitable for election and a representation that the individual so proposed has consented to be nominated for consideration as a director. The Corporate Governance Committee will apply the same standards in considering director candidates recommended by stockholders as it applies to other candidates.

        In addition to recommending director candidates to the Corporate Governance Committee, stockholders may also nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in the Company's Amended and Restated Bylaws, including, but not limited to, the Company's advance notice bylaw provision which was adopted in 2003. Under the advance notice bylaw, in order for the director nomination to be timely, a stockholder's notice to the Company's secretary must be delivered to the Company's principal executive offices not less than 120 days prior to the anniversary of the date of the Company's proxy statement was mailed to stockholders in connection with the previous year's annual meeting. In the event that the Company sets an annual meeting date that is not within 30 days before or after the date of the immediately preceding annual stockholders meeting, notice by the stockholder must be received no later than the close of business on the later of 120 days in advance of such annual meeting and the 10th day following the day on which public disclosure of the date of the annual meeting was made. Nominations, as well as other proposals for the Company's Annual Meeting of Stockholders to be held in 2005, must be submitted in writing addressed to: Corporate Secretary, NeoPharm, Inc., 150 Field Drive, Suite 195, Lake Forest, Illinois 60045. Nominations must include the name, business and residence address, principal business occupation or employment of the candidate, the class and number of shares of the Company beneficially owned by the candidate, a description of all arrangements or understandings between the nominating stockholder and the nominee pursuant to which the nomination is made and any other information relating to the nominee that is required pursuant to Regulation 14A under the Securities Exchange Act of 1934. Nominations for the 2005 Annual Meeting of Stockholders (assuming the meeting is within 30 days of June 17th) must be received by the Corporate Secretary no later than December 30, 2004.

Compensation of Directors

        Directors who are employed by the Company receive no additional compensation as fees for serving as a director. Non-employee directors ("Outside Directors"), other than Dr. Kapoor, are eligible to receive grants of restricted stock. Each Outside Director is granted restricted shares of the Company's common stock with an approximate value of $50,000 annually. The shares are not available for sale until the one year anniversary of the stock grant. Currently four Outside Directors are eligible to participate in this program.

        Outside Directors, other than Dr. Kapoor, are also paid a quarterly fee to serve on the various committees of the Board of Directors, as indicated in the table below. Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at any Board or Committee meetings.

Committee	Member Compensation per Quarter
Governance	$5,000
Compensation	$2,000
Audit	$2,000
Legal	$2,000

Other Relationships

        In 2003, the Company had a consulting relationship with EJ Financial Enterprises, Inc., of which Dr. Kapoor, a director and Chairman of the Company, is the President and sole stockholder. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" for additional information.

Shareholder Communications

        Shareholders may communicate directly with the Board of Directors, any of its committees or any individual director by mailing correspondence (addressed to the attention of the Board, an individual director or a committee, as appropriate), to:

      NeoPharm, Inc.
      150 Field Drive, Suite 195
      Lake Forest, IL 60045
      USA
      Attn: (      name of addressee)

REPORT OF THE COMPENSATION COMMITTEE

        Philosophy and Objectives.    The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which consists of directors Flaum, Hanson, Rogan and Safavi. The Compensation Committee reviews, analyzes and makes recommendations to the full Board regarding the compensation of the Company's executive officers, evaluates the performance of the Chief Executive Officer ("CEO") and approves and makes recommendations to the full Board on the grant of stock options under the Company's Equity Incentive Plan.

        The Compensation Committee believes that the goal of the compensation program for the Company's executive officers should be to align executive compensation with the Company's business objectives and performance in a manner which emphasizes increasing value for stockholders and allows the Company to reward those executive officers who contribute to the Company's long-term success. Based upon this objective, the Compensation Committee's incentive compensation program is designed to pay base salaries to executives at levels that enable the Company to attract, motivate and retain capable executives. In addition, the Compensation Committee may recommend annual cash bonuses, as well as stock option grants, as a component of compensation and/or as a reward for performance based upon: (i) individual performance, (ii) the Company's operating and financial results and departmental goals, (iii) the actions of the Company's peer group, and (iv) other performance measures. Stock option grants, which are made at the fair market value of the common stock on the grant date, are intended to result in no reward if the stock price does not appreciate, but may provide substantial rewards to executives as stockholders benefit from stock price appreciation.

        Components of Compensation.    There are three major elements of executive officer compensation: (i) base salary, (ii) annual cash bonus awards, and (iii) equity-based incentive awards in the form of stock option grants. Executive officers also receive other standard benefits, including medical, disability and life insurance, and an automobile allowance.

        The Compensation Committee uses its subjective judgment in determining executive officer compensation levels and takes into account both qualitative and quantitative factors. Among the factors considered by the Compensation Committee are the recommendations of the Company's CEO with respect to the compensation of other key executive officers.

        In making compensation decisions, the Compensation Committee considers compensation practices and the financial performance of the Company's peer group. The peer group is comprised of drug delivery and biotech companies that are among those entities which participate in an annual biotechnological survey conducted by Radford Associates in conjunction with Aon Consulting Group (the "Radford Survey"). The 2003 Radford Survey included public and private companies considered to be similar to the Company or to its competitors. Specific compensation for individual officers, however, will vary from these levels as a result of subjective factors considered by the Compensation Committee unrelated to compensation practices of comparable companies.

        The Compensation Committee uses this information as a guide, and in general does not target total executive compensation or any component thereof to any particular point within, or outside, the range of peer group results.

        Base Salary.    Each Company executive receives a base salary. The Company targets base pay at the level believed necessary to attract and retain capable executives. In determining salaries, the Compensation Committee also takes into account, among other factors, individual experience and performance and specific needs particular to the Company. In determining base salaries for 2003, the Compensation Committee reviewed the peer group data with the Company's CEO for each executive position. In addition, the Compensation Committee reviewed the responsibility level of each position, together with the executive officer's individual performance for the prior year and objectives for the current year. In addition, the Company's overall performance during the past year was compared to objectives for the prior year and performance targets for the current year. During 2003, the base salaries for each of our executive officers, other than the CEO, were adjusted 4%.

        Bonus.    In addition to base salary, executive officers are eligible to receive an annual cash bonus. Bonuses are determined based upon the achievement of qualitative and quantitative individual, departmental and Company performance, as well as a comparison to comparable positions among peer group companies. As a group for 2003, the cash bonus provided to the Company's executive officers as a percentage of base salary was 27.5%, the average level for the Company's peer group.

        Stock Options.    The Compensation Committee believes that it is important for executives to have an equity stake in the Company, and, toward this end, recommends to the full Board stock options grants for key executives from time to time. Stock options represent a valuable portion of the compensation program for the Company's executive officers. The exercise price of stock options is the fair market value of the shares on the date of the grant and generally only provide a benefit if the value of the shares increases. Upon a "Change of Control," as defined in the 1998 Equity Incentive Plan, all options would become vested unless otherwise provided in the Stock Option Award granting such options. In recommending option awards, the Compensation Committee reviews the needs of the Company in obtaining or retaining a particular individual's services, the recommendations of the CEO, the awards granted to other executives within the Company and the individual officers specific role and contribution to the Company. In 2003, the Compensation Committee recommended grants of options to purchase an aggregate of 139,225 shares of common stock, including options to executive officers to purchase an aggregate of 69,000 shares.

        Chief Executive Officer Compensation.    Mr. Hussey's initial base salary was established under the terms of his 1998 employment contract. For 2003, Mr. Hussey was paid $339,768 in base salary, which placed him in the 60th percentile of the Radford Survey for the Company's peer group. No adjustment in base salary has been made for 2004. Under the terms of his employment contract, Mr. Hussey is also eligible to receive a bonus which varies based on his achievement of various performance goals. For 2003, Mr. Hussey's bonus was $111,158, which represented 32.7% of his base salary. As the final component of his 2003 compensation, the Compensation Committee approved an option grant to Mr. Hussey of 46,000 options which will vest in four equal annual installments.

        Tax Deduction for Compensation.    Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"), provides that no deduction for federal income tax purposes shall be allowed to a publicly held corporation, such as the Company, for applicable employee remuneration with respect to any covered employee to the extent that the amount of such remuneration for the taxable year with respect to such employee exceeds $1.0 million. For purposes of this limitation, the term "covered employee" generally includes the chief executive officer of the corporation and the four highest compensated officers of the corporation (other than the chief executive officer), and the term "applicable employee remuneration" generally means, with respect to any covered employee for the taxable year, the aggregate amount allowable as a federal income tax deduction for services performed by such employee (whether or not during the taxable year); provided, however, that applicable employee remuneration does not include, among other items, certain remuneration payable solely on account of the attainment of one or more performance goals ("performance based compensation"). It is the Company's general intention that the remuneration paid to its covered employees not exceed the deductibility limitation established by Section 162(m). While it is not anticipated that any executive officer of the Company will receive compensation in excess of the Section 162(m) limit, due to the fact that not all remuneration paid to covered employees may qualify as performance-based compensation, it is possible that the Company's deduction for remuneration paid to any covered employee during a taxable year could be limited by Section 162(m).

Submitted by the Compensation Committee of the Board of Directors

Sander A. Flaum, Chairman, Erick E. Hanson, Matthew P. Rogan and Kaveh T. Safavi

EXECUTIVE COMPENSATION

        Summary of Cash and Certain Other Compensation of Executive Officers.    The following table sets forth certain summary compensation information for the fiscal year ended December 31, 2003, for services rendered by each person who served as chief executive officer of the Company at any time during 2003 and for each executive officer of the Company who received more than $100,000 in salary and bonus in 2003 (the "Named Executive Officers").

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary($)	Annual Compensation Bonus($)	Other Annual Compensation	Restricted Stock Awards($)	Options(#)
James M. Hussey, Chief Executive Officer and President	2003 2002 2001	$339,768 326,700 297,000	$111,158 179,685 148,500	$10,169 9,000 9,000	$0 0 0	46,000 287,500 126,500	(1) (2) (3)
Jeffrey W. Sherman, M.D., Chief Medical Officer and Executive Vice President	2003 2002 2001	$245,700 236,250 225,000	$47,631 70,875 90,000	$5,760 3,600 3,600	$0 0 0	23,000 37,375 88,550	(4) (5) (3)
Imran Ahmad, Ph.D., Chief Scientific Officer and Executive Vice President	2003 2002 2001	$187,200 180,000 150,000	$66,160 54,000 45,000	$4,383 3,600 13,614	$0 0 0	0 83,375 44,275	(6) (3)
Lawrence A. Kenyon, Chief Financial Officer and Secretary	2003 2002 2001	$156,000 150,000 125,000	$30,420 45,000 37,500	$4,241 3,600 3,600	$0 0 0	0 54,625 31,625	(7) (3)

(1)
The stock options became exercisable for 25% of the covered shares on March 10, 2004 and become exercisable with respect to an additional 25% on each anniversary of such date.

(2)
The stock options become exercisable for 100% of the covered shares on February 1, 2005.

(3)
The stock options became exercisable for 25% of the covered shares on February 2, 2002 and become exercisable with respect to an additional 25% on each anniversary of such date.

(4)
The stock options became exercisable for 25% of the covered shares on May 10, 2004 and become exercisable with respect to an additional 25% on each anniversary of such date.

(5)
The stock options became exercisable for 25% of the covered shares on February 1, 2003 and will become exercisable with respect to an additional 25% on each anniversary of such date.

(6)
14,375 stock options were granted on February 1, 2002. These options became exercisable for 25% of the covered shares on February 1, 2003 and will become exercisable with respect to an additional 25% on each anniversary of such date. The remaining 69,000 stock options were granted on October 24, 2002 and become exercisable for 25% of the covered shares on October 24, 2003, and will become exercisable with respect to an additional 25% on each anniversary of such date.

(7)
8,625 stock options were granted on February 1, 2002. These options became exercisable for 25% of the covered shares on February 1, 2003 and will become exercisable with respect to an additional 25% on each anniversary of such date. The remaining 46,000 stock options were granted on October 24, 2002 and become exercisable for 25% of the covered shares on October 24, 2003, and will become exercisable with respect to an additional 25% on each anniversary of such date.

Option Grants in Last Fiscal Year

        The following table sets forth information with respect to grants of options to purchase shares of Common Stock granted to the Named Executive Officers during the fiscal year ended December 31, 2003:

Individual Grants

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms
		% of Total Options Granted to Employees in Fiscal Year
Name	Granted Options(#)		Exercise Price Per Share	Expiration Date
					5%	10%
James M. Hussey	46,000	33.0%	$8.45	3/10/2013	$244,451	$619,488
Jeffrey W. Sherman	23,000	16.5	13.13	5/08/2013	189,920	481,294

Aggregated Option Exercises in Last Fiscal
Year, and Fiscal Year-End Option Values

        The following table sets forth information with respect to stock options exercised during the fiscal year ended December 31, 2003, and the value at December 31, 2003, of unexercised stock options held by the Named Executive Officers:

Individual Grants

Name	Shares Acquired on Exercise #	Value Realized $	Number of Unexercised Options at Fiscal Year-End Exercisable/Unexercisable #	Value of Unexercised Options In-the-Money at Fiscal Year-End Exercisable/Unexercisable $*
James M. Hussey	0	$0	686,261/418,888	$7,131,757/$1,751,072
Jeffrey W. Sherman	0	0	176,955/136,420	41,459/241,449
Imran Ahmad	0	0	90,417/100,483	256,473/406,543
Lawrence A. Kenyon	0	0	57,930/66,270	159,032/264,209

*
Represents the fair market value at December 31, 2003 of the Common Stock underlying the options minus the exercise price.

Equity Compensation Plans

        The following table sets forth certain information as of December 31, 2003, with respect to compensation plans under which shares of NeoPharm, Inc.'s Common Stock may be issued.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance
Equity compensation plans approved by stockholders	3,246,725	$12.45	1,793,750
Equity compensation plans not approved by stockholders	—	—	—

Total	3,246,725	$12.45	1,793,750

        1998 Equity Incentive Plan.    The 1998 Equity Incentive Plan (the "1998 Plan") which was originally approved by stockholders in July 1998, and amended by stockholders in June 2002, is described in more detail in Note 6 in the Notes to Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2003. Under the terms of the 1998 Plan, outstanding options would automatically vest upon a "Change of Control" as defined in the 1998 Plan. The 1998 Plan, as amended, authorizes the grant of options to the Company's employees, officers, directors and consultants of up to 4,000,000 shares of the Company's Common Stock. Options to purchase 1,793,750 shares remain available for future grants under the 1998 Plan.

        1995 Stock Option Plan.    The 1995 Stock Option Plan (the "1995 Plan") was approved by stockholders in January 1995, and was replaced by the 1998 Plan upon approval of that Plan by stockholders in July 1998. Under the terms of the 1995 Plan, the Board of Directors, or a designated committee of the Board, as the administrator of the 1995 Plan, has the discretion to allow unvested and vested options to be exercisable upon a merger or sale of the Company's assets. The 1995 Plan authorized the grant of options to the Company's employees, officers, directors and consultants of up to 1,400,000 shares of the Company's common stock. No options to purchase any shares of the Company's Common Stock remain available for future grants under the 1995 Plan, however, options to purchase 606,567 shares remain outstanding under the 1995 Plan.

Employment and Other Agreements

        Mr. James M. Hussey entered into an employment agreement (the "Agreement") with the Company as of March 16, 1998, pursuant to which Mr. Hussey agreed to serve as President and Chief Executive Officer of the Company. The Agreement is in effect until terminated by either party upon 90 days notice in accordance with its terms. In lieu of providing notice of termination, the Company may pay Mr. Hussey an amount equal to three months of his then current base salary. In addition to a base salary, which is reviewed annually by the Compensation Committee of the Board and which has been increased during the term of Mr. Hussey's employment from $250,000 in 1998 to $339,768 in 2004, Mr. Hussey is also eligible for a bonus based on the Company's performance in the prior year, as well as options under the Company's stock option plan. Upon execution of the Agreement, Mr. Hussey received 400,000 options under the 1995 Plan and has subsequently received additional stock options under the 1998 Plan. The Agreement contains provisions requiring Mr. Hussey to refrain from disclosing any confidential information during his employment and for a period of twelve months thereafter.

        Each of the Named Executive Officers, other than Mr. Hussey, accepted employment with the Company on the basis of a term sheet which set forth the salary and benefits to be provided by the Company, including, but not limited to, an undertaking by the Company to provide salary continuation payments upon a termination of the individual's employment with the Company, at the salary level in existence at the date of termination, for a period of six months for Dr. Sherman and Mr. Kenyon, and for a period of twelve months for Dr. Ahmad. Dr. Ahmad's and Mr. Kenyon's employment is at will, and may be terminated by the Company or the individual, at any time. Dr. Sherman's employment may be terminated by the Company or Dr. Sherman after giving two months prior notice.

Compensation Committee Interlocks and Insider Participation

        Mr. James M. Hussey, the Company's Chief Executive Officer and President, was a director and member of the compensation committee of Option Care, Inc. throughout 2003. Dr. John N. Kapoor, Chairman of the Company, is also Chairman of the Board of Option Care, Inc. Mr. Hussey has advised Option Care that he will not be standing for re-election at the end of his current term in May 2004.

SECURITY OWNERSHIP

        Except as otherwise noted, the following table sets forth certain information regarding beneficial ownership of shares of the Common Stock as of April 15, 2004 by (i) all those known by the Company to be beneficial owners of more than 5% of its outstanding Common Stock, (ii) each director of the Company and each nominee for director, (iii) each of the Named Executive Officers, and (iv) all executives, directors and nominees for director as a group. Unless otherwise noted, each person's address is in care of NeoPharm, Inc., 150 Field Drive, Suite 195, Lake Forest, Illinois 60045.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class
John N. Kapoor, Ph.D.	5,055,451	(2)	21.74%
Kern Capital Management LLC	2,745,110	(3)	11.82
John N. Kapoor 1994 A Annuity Trust	1,958,180	(4)	8.43
GAM Holding AG	1,569,830	(5)	6.76
David M. Knott	1,163,463	(6)	5.01
James M. Hussey	751,524	(7)	3.13
Jeffrey W. Sherman, M.D.	214,186	(8)	*
Imran Ahmad, Ph.D.	105,080	(9)	*
Lawrence A. Kenyon	67,992	(10)	*
Sander A. Flaum	50,652	(11)	*
Erick E. Hanson	41,797	(11)	*
Matthew P. Rogan, M.D.	35,472	(12)	*
Kaveh T. Safavi, M.D.	35,472	(12)	*
All officers and directors as a group (8 persons)	6,357,626		25.93%

*
Indicates ownership of less than 1%.

(1)
Based on 23,222,596 shares of Common Stock outstanding as of April 15, 2004. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options exercisable or within 60 days are deemed outstanding for purposes of computing the percentage of the person or group holding such options.

(2)
Includes 31,625 shares that may be acquired pursuant to vested options, 1,148,340 shares held by the John N. Kapoor Trust, dated 9/20/89 (the "JNK Trust"), of which Dr. Kapoor is the sole trustee and sole beneficiary, and 1,144,586 shares held by EJ Financial/NEO Management, L.P. (the "Limited Partnership") of which John N. Kapoor is Managing General Partner. The amount shown also includes: 379,500 shares which are held by the John N. Kapoor Charitable Trust (the "Charitable Trust"), of which Dr. Kapoor and his spouse are co-trustees; 1,958,180 shares which are owned by the John N. Kapoor 1994-A Annuity Trust (the "Annuity Trust") of which the sole trustee is Editha Kapoor, Dr. Kapoor's spouse; and 393,220 shares which are owned by four trusts which have been established for Dr. Kapoor's children (the "Children's Trusts") of which the sole trustee is Editha Kapoor. Dr. Kapoor does not have or share voting, investment or dispositive power with respect to the shares owned by the Annuity Trust or the Children's Trusts and Dr. Kapoor disclaims beneficial ownership of these shares as well as the shares held by the Charitable Trust.

(3)
The address for Kern Capital Management LLC ("KCM") is 114 West 47th Street, Suite 1926, New York, NY 10036. Ownership as reported by KCM is as of February 13, 2004. In its filing, KCM advises that Robert E. Kern, Jr. (R. Kern) and David G. Kern (D. Kern), as controlling members of KCM, may be deemed to be beneficial owners of the securities of the Company owned by KCM as of December 31, 2003, as those individuals share the power to direct the voting or disposition of the securities. KCM further states in its filing that: "Neither the filing of this Schedule nor any of its contents shall be deemed to constitute an admission that either R. Kern or D. Kern is, for any purpose, the beneficial owner of any such securities to which this Schedule relates, and such beneficial ownership is expressly denied."

(4)
The sole trustee of the John N. Kapoor 1994-A Annuity Trust (the "Annuity Trust") is Editha Kapoor, Dr. Kapoor's spouse, who also serves as trustee for four trusts which have been established for their children (the "Childrens' Trusts") and which collectively own 393,220 shares and as co-trustee with Dr. Kapoor of the John N. Kapoor Charitable Trust, which owns 379,500 shares. The shares held by the Childrens' Trusts and the Charitable Trust are not included in the reported shares. As Editha Kapoor is Dr. Kapoor's spouse, the shares held by the Annuity Trust are also shown in this table as being beneficially owned by Dr. Kapoor.

(5)
The address for GAM Holding AG ("GAM") is Klaustrasse 10, 8008 Zurich, Switzerland. Ownership as reported by GAM is as by the holder on Schedule 13G on February 17, 2004. GAM states in its Schedule 13G filing that, as of December 31, 2003, the Company's shares are held by its subsidiaries, GAM International Management Limited and GAM Limited, London, and that: "No subsidiary of GAM holds more than 5% of the outstanding voting securities." GAM has advised the Company that the Company's shares held by its subsidiaries are owned by widely held mutual funds over which the subject subsidiaries retain discretionary investment authority.

(6)
The address for David M. Knott is 485 Underhill Boulevard, Suite 205, Syosset, NY 11791. Ownership is as reported by the holder on Schedule 13G on February 11, 2004.

(7)
Includes 751,524 shares that may be acquired pursuant to options exercisable as of April 15, 2004 or that will become exercisable within 60 days of April 15, 2004.

(8)
Includes 214,186 shares that may be acquired pursuant to options exercisable as of April 15, 2004 or that will become exercisable within 60 days of April 15, 2004.

(9)
Includes 105,080 shares that may be acquired pursuant to options exercisable as of April 15, 2004 or that will become exercisable within 60 days of April 15, 2004.

(10)
Includes 67,992 shares that may be acquired pursuant to options exercisable as of April 15, 2004 or that will become exercisable within 60 days of April 15, 2004.

(11)
Includes 33,637 shares that may be acquired pursuant to options exercisable as of April 15, 2004 or that will become exercisable within 60 days of April 15, 2004.

(12)
Includes 27,312 shares that may be acquired pursuant to options exercisable as of April 15, 2004 or that will become exercisable within 60 days of April 15, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In 1994, the Company entered into a Consulting Agreement with EJ Financial Enterprises, Inc. ("EJ Financial"). The Consulting Agreement provides that the Company will pay EJ Financial $125,000 per year (paid quarterly) for certain management consulting services consisting primarily of consulting on strategic corporate objectives and operations, including growth and product development opportunities for the Company. Dr. John Kapoor, the Company's Chairman of the Board, is the president and a director of EJ Financial. These charges reflect the management consulting services provided by EJ Financial to NeoPharm. Unless terminated by the parties, the management services agreement with EJ Financial automatically renews in June of each year for a one-year term.

        In March 2000, the Company entered into a Consulting Agreement with Unicorn Pharma Consulting, Inc. ("Unicorn"). Under the terms of the consulting Agreement, Unicorn was paid $5,000 per week for its services, plus reimbursement of expenses. Dr. Matthew P. Rogan, a member of the Board of Directors, is the President and a principal shareholder of Unicorn. The Consulting Agreement with Unicorn was terminated by mutual agreement of the parties on October 1, 2000, and the parties entered into a new consulting agreement in November 2001. Under the new consulting agreement, the Company paid Unicorn approximately $35,283 in 2001 and $39,379 in 2002. No consulting or other services have been provided by Unicorn subsequent to March 31, 2002.

        In December 2001, following approval by the Company's Board of Directors, the Company loaned $3,250,000 to Akorn, Inc., an independent publicly traded company, to assist Akorn in the completion of its lyophilized products manufacturing facility in Decatur, Illinois. The Promissory Note issued to Akorn is due in December 2006, and originally accrued interest at a rate equal to that received on the Company's investments in marketable securities, which was lower than the interest rate paid by Akorn on its other outstanding debt. In exchange, the Company entered into a manufacturing and processing agreement that grants the Company access to at least 15% of the annual lyophilization manufacturing capacity at Akorn at a discounted price, upon completion of the facility. As of December 31, 2002, the Company determined the Promissory Note was impaired and recorded a charge to fully reserve for the Promissory Note and accrued interest. In August 2003, the Company notified Akorn that it was in default under the loan agreement. In September 2003, Akorn advised the Company that it wished to refinance its senior debt with a new senior lender, which lender would require the Company to subordinate its debt. In order to preserve the possibility of collecting Akorn's debt to the Company and in consideration of a higher rate of interest (which would now equal that to be charged by the new senior lender) and the possibility of accelerated mandatory repayments once Akorn's senior debt was repaid in full, NeoPharm agreed to waive Akorn's default, to allow Akorn until October 2004 to provide the required manufacturing rights and to subordinate Akorn's indebtedness to the Company to Akorn's indebtedness to its new senior lender. Akorn's refinancing was completed on October 7, 2003.

STOCK PERFORMANCE GRAPH

        The following graph compares the percentage change in cumulative total stockholder return on the Company's Common Stock with the cumulative return on the NASDAQ Stock Market Index and the NASDAQ Pharmaceutical Stock Index during the period beginning December 31, 1998 through December 31, 2003. The price of the Common Stock as reflected in the graph has been adjusted to reflect the 10% stock dividend paid in December 2001 and a 15% stock dividend paid in June 2003. The comparison assumes that $100 was invested on December 31, 1998 in the Company's Common Stock and in the foregoing indices and assumes the reinvestment of dividends.

NeoPharm, Inc.
Stock Performance Graph

Performance Information	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
NeoPharm, Inc.	100	178	312	227	92	190

NASDAQ Market Index U.S. Cos.	100	185	112	89	61	92

NASDAQ Pharmaceutical Index	100	189	235	200	130	190

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

        Based solely on the Company's review of the copies of all forms it has received, and any written representations made by the reporting persons to the Company, the Company believes that its directors, executive officers and 10% holders complied with the filing requirements of Section 16(a) with the exception that a transfer between two trusts controlled by John N. Kapoor were not timely reported on Form 5. Such transaction has been subsequently reported.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors is responsible for assisting the Board of Directors in its general oversight of the Company's financial reporting, its system of internal control and the independence and performance of its independent accountants. The Audit Committee is currently composed of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors. The Board of Directors, in its business judgment, has determined that each Audit Committee member is an "independent director" as such term is defined by the current listing standards of the Nasdaq Stock Market, and meets the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership. While the Audit Committee does not currently have a member who qualifies as an audit committee financial expert, the Board of Directors has initiated a search for such an individual. See "CORPORATE GOVERNANCE POLICIES AND PRACTICES—Committees—Audit Committee" for additional information.

        The Company's management is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting process, including the system of internal control, and procedures to assure compliance with applicable accounting standards and applicable laws and regulations. The Company's independent accountants are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. It is the Audit Committee's responsibility, on behalf of the Board of Directors, to provide independent oversight and review of the actions of management and the independent accountants. The Audit Committee members, however, are not professional accountants or auditors, and their functions are not intended to duplicate or certify the activities of management and the independent accountants.

        The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management that the financial statements have been properly prepared in conformity with accounting principles generally accepted in the United States and on the representations of the Company's independent accountants included in their report on the Company's financial statements. Accordingly, although the Audit Committee members consult with and discuss these matters and their questions and concerns with management and the independent accountants, such oversight cannot assure that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures consistent with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent accountants cannot assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's accountants are in fact "independent."

        During the year ended December 31, 2003, the Audit Committee held six meetings. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and the Company's independent accountants, KPMG LLP. The Audit Committee discussed with the Company's independent accountants, with and without management present, the results of their audit of the financial statements and their reviews of interim financial information.

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003 with management and KPMG LLP.

        The Audit Committee also discussed with KPMG LLP matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company's financial statements and the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, as amended (Communication with Audit Committees) and by SASs Nos. 89 and 90.

        KPMG LLP also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants their independence from the Company. When considering KPMG LLP's independence, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the nature of the non-audit services provided and the amount of fees paid to KPMG LLP for their audit and non-audit services, both separately and in the aggregate.

        Based on its review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the year ended December 31, 2003, be included in the Company's Annual Report on Form 10-K.

Submitted by the Audit Committee of the Board of Directors

Kaveh T. Safavi, Chairman, Erick E. Hanson and Matthew P. Rogan

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee of the Board of Directors has appointed KPMG LLP as independent public accountants to conduct the annual audit of the Company's accounts for the fiscal year ending December 31, 2004 and the Board of Directors has further directed that management submit the appointment of the Company's independent public accountants for ratification by the stockholders. Although action by the stockholders in this matter is not required by the Company's By-laws or otherwise, the Board of Directors believes that it is appropriate to seek stockholder ratification of this appointment in light of the important role played by the independent public accountants in maintaining the integrity of the Company's financial controls and reporting. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.

        Representatives of KPMG LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they wish to do so, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS AND THE
AUDIT COMMITTEE RECOMMENDS A VOTE FOR THIS PROPOSAL.

Fees Incurred for Services of KPMG LLP

        The following table presents fees for professional audit services by KPMG LLP for the audit of the Company's annual financial statements for the years ended December 31, 2003 and December 31, 2002, and fees billed for other services rendered by KPMG LLP during these periods. The Audit Committee determined that the payments made to its independent public accountants for non-audit services during the years presented were not inconsistent with maintaining KPMG's independence.

	2003	2002
Audit fees	$272,852	$123,550
Audit related fees	—	—
Tax fees(1)	15,600	15,000
All other fees	—	—

Total	$288,452	$138,550

(1)
Tax fees consisted of fees for preparation of tax returns.

Approval of Services by the Independent Public Accountants

        The Audit Committee is responsible for pre-approving all audit and non-audit services to be provided by NeoPharm's independent accountants in accordance with applicable legal standards.

Prior change of Independent Public Accountants

        On May 3, 2002, the Board of Directors of the Company, based on the recommendation of its Audit Committee, dismissed Arthur Andersen LLP ("Andersen") as the Company's independent accountants effective May 3, 2002. Subsequently, in June 2002, the Audit Committee recommended and the Board of Directors approved, effective July 1, 2002, the engagement of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2002.

        During the Company's fiscal years ended December 31, 2001 and 2000, and through the subsequent interim period ended May 3, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the matter in their reports. Andersen's reports on the Company's financial statements for each of the years ended December 31, 2001 and December 30, 2000, did not contain an adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        The Company provided Andersen with a copy of the foregoing statements and a copy of Andersen's letter, dated May 13, 2002, stating their agreement with the foregoing statements was filed as Exhibit 16.1 to the Company's Form 8-K filed on May 14, 2002.

        There were no "reportable events," as that term is described in Item 304(a)(1)(v) of Regulation S-K, for the two fiscal years ended December 31, 2001 and December 31, 2000 or for the subsequent interim period through May 3, 2002.

        During the Company's fiscal years ended December 31, 2001 and 2000, and in the subsequent interim period through July 1, 2002, neither the Company nor anyone acting on its behalf consulted KPMG LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or (ii) any matter that was either the subject of a disagreement or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

STOCKHOLDER PROPOSALS AND OTHER MATTERS FOR THE 2005 ANNUAL MEETING

        Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders to be held in 2005 must be received by the Company on or before December 30, 2004 for inclusion in the Company's Proxy Statement and form of proxy relating to that Annual Meeting. In addition, the Company's Bylaws contain advance notice procedures for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations for election to the Board, that must be complied with. A stockholder proposal or nomination intended to be brought before the 2005 Annual Meeting must be delivered to the Secretary no later than December 30, 2004. All proposals and nominations should be directed to Corporate Secretary, NeoPharm, Inc., 150 Field Drive, Lake Forest, Illinois 60045-4811 (fax no. 847-295-8854; email corporatesecretary@neophrm.com).

OTHER MATTERS

        The only matters which management intends to present to the meeting are set forth in the Notice of Annual Meeting. Management knows of no other matters which will be brought before the meeting by any other person. However, if any other matters are properly brought before the meeting, the persons named on the enclosed form of proxy intend to vote on such matters in accordance with their best judgment on such matters.

2003 ANNUAL REPORT ON FORM 10-K

        A copy of the Company's 2003 Annual Report on Form 10-K (the "Form 10-K") accompanies this Proxy Statement as part of the Company's 2003 Annual Report. Additional copies of the Form 10-K are available to stockholders without charge on request made in writing to the following address: Office of the Secretary, NeoPharm, Inc., 150 Field Drive, Suite 195, Lake Forest, Illinois 60045.

By Order of the Board of Directors,

LAWRENCE A. KENYON Secretary
April 29, 2004

Appendix A

NeoPharm, Inc.

Amended and Restated

Audit Committee Charter

NEOPHARM, INC.

Amended and Restated
Audit Committee Charter

Purpose

        The primary purpose of the Audit Committee (the "Committee") is to oversee the accounting and financial reporting processes of NeoPharm, Inc. (the "Company") and the internal and external audit processes. The Committee also assists the Board of Directors of the Company in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others and the systems of internal controls which management and the Board of Directors have established.

        In fulfilling its purpose, it is the responsibility of the Committee to provide an open avenue of communication between the Board of Directors, management, the internal auditors and the independent auditors. The Committee is the Board's principal agent in ensuring the integrity of management and the adequacy of disclosure to shareholders. While the opportunity for the independent auditors to meet with the entire Board of Directors as needed is not to be restricted, the independent auditors are ultimately accountable to the Committee, as representatives of the Company's shareholders. The Committee shall have the sole authority to determine funding for, select, evaluate, and, where appropriate, replace the independent auditors. The Committee oversees the independent auditors, including their independence and objectivity.

Organization

  •
  Members of the Committee shall be appointed by the Board of Directors, upon the recommendation of the Corporate Governance Committee. The Board of Directors may remove members of the Committee, with or without cause.

  •
  The Committee shall be composed of at least three, but not more than five, Directors, all of whom shall meet the independence requirements of The Nasdaq Stock Market, Inc. ("Nasdaq"), applicable laws, and the rules and regulations of the Securities and Exchange Commission (the "SEC"), as in effect from time to time.

  •
  Each member of the Committee must meet all financial knowledge and experience qualifications required under rules promulgated by Nasdaq, the SEC or any other governing body, as in effect from time to time. In addition, at least one member of the Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company's annual report filed with the SEC), at least one member of the Committee shall be an "audit committee financial expert" (as defined by the applicable SEC rules).

  •
  The Board shall appoint one of the members of the Committee as the Chair. It is the responsibility of the Chair to schedule all meetings of the Committee, provide the Committee with a written agenda for all meetings and report activities of the Committee to the Board of Directors.

  •
  No member of the Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

        The Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's report.

Procedures and Administration

        The Committee shall:

  •
  Have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities, as it shall deem appropriate. The Committee shall have unrestricted access to members of management and all information relevant to its responsibilities.

  •
  Meet at least quarterly, and may hold additional meetings in person or telephonically as circumstances require, in the discretion of the Chair of the Committee. The Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary. Prior to each meeting, the Chair of the Committee may communicate with the independent auditors to review the agenda and solicit input on any additional topics that should be covered.

  •
  Report regularly to the Board of Directors, and shall make such recommendations to the Board of Directors as the Committee may deem appropriate.

  •
  At least annually, review the Committee's charter and recommend any proposed change to the Board of Directors for approval.

        Meet with the independent auditors and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

  •
  Engage, without further action by the Board of Directors, such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities and to cause the Company to pay the compensation of such advisors as shall be engaged by the Committee.

  •
  Cause, without further action by the Board of Directors, the Company to pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

  •
  Perform such other functions as shall be assigned by law, the Company's charter or bylaws, or the Board of Directors.

  •
  At least annually, evaluate its own performance.

Internal Controls and Risk Assessment

        The Committee shall:

  •
  Review and evaluate the effectiveness of the Company's process for assessing significant risks or exposures and the steps management has taken to minimize such risks to the Company.

  •
  Consider and review with management and the independent accountants:

  •
  The effectiveness of or weaknesses in the Company's internal controls including computerized information system controls and security, the overall control environment and accounting and financial controls.

    •
    Any related significant findings and recommendations of the independent accountants and internal auditors together with management's responses thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls.

  •
  Discuss with management and the Company's independent public accountants the status and adequacy of management information systems and other information technology, including the significant risks related thereto and major controls over such activities.

Oversight of Independent Auditors

        The Committee shall:

  •
  Be directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. In its discretion, the Committee may seek shareholder ratification of the independent auditor it appoints.

  •
  At least annually, assess the independent auditor's independence. In connection with this assessment, the Committee shall obtain and review a report by the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Committee shall engage in an active dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

  •
  At least annually, obtain and review a report by the independent auditor describing::

  •
  the firm's internal quality-control procedures; and

  •
  any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

  •
  Be directly responsible for setting the compensation of the independent auditor. In this regard, the Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Committee.

  •
  Review the scope of the independent auditor's audit examination, including their engagement letter, prior to the annual audit of the company's financial statements. Approve in advance the engagement of the independent auditors and their fees for all audit and non-audit services. Adopt specific policies and procedures for such pre-approval, ensuring that they provide sufficient detail so that the Committee's responsibilities are not delegated to management. These policies and procedures may delegate authority to one or more members of the Committee to grant pre-approval, provided that the decision is presented to the Committee at its next scheduled meeting. Review all engagements of the independent auditors at the next scheduled meeting.

        The independent auditor shall report directly to the Committee, and the Committee shall be directly responsible for oversight of the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Committee shall, from time to time as appropriate:

  •
  Receive and consider the reports required to be made by the independent auditor regarding:

  •
  critical accounting policies and practices;

  •
  alternative treatments within generally accepted accounting principals for policies and practices related to material items that have been discussed with Company management,

      including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

    •
    other material written communications between the independent auditor and Company management.

  •
  Review with the independent auditor:

  •
  any audit problems or difficulties the independent auditor encountered in the course of the audit work and management's response, including any restrictions on the scope of the independent auditor's activities or on access to requested information and any significant disagreements with management;

  •
  major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;

  •
  analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

  •
  the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

Audited Financial Statements

  •
  The Committee shall review and discuss with the Company's management and the independent auditor the Company's audited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

  •
  The Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

  •
  The Committee shall prepare an annual Committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of shareholders.

Review of Other Financial Disclosures

  •
  The Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Committee and the Chief Financial Officer of the Company any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by applicable auditing standards. The Committee shall direct management to advise the Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

  •
  The Committee shall discuss generally the types of information to be disclosed in the Company's earnings press releases, as well as in financial information and earnings guidance provided to analysts, rating agencies and others.

  •
  The Committee shall discuss with the Company's management and independent auditors the Company's quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operation."

Controls and Procedures

  •
  The Committee shall coordinate the Board of Directors' oversight of the Company's internal control over financial reporting, disclosure controls and procedures. The Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

  •
  The Committee shall coordinate the Board of Directors' oversight of the performance of the Company's internal audit function.

  •
  The Committee shall discuss the Company's policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company's exposure to risk is handled.

  •
  The Committee shall establish policies regarding the hiring of employees or former employees of the Company's independent auditors.

  •
  The Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

Compliance with Laws and Regulations

  •
  The Committee shall ascertain whether the Company has an effective process for determining risks and exposures from asserted and unasserted litigation and claims and from noncompliance with laws and regulations.

  •
  It shall review with the Company's general counsel and others any legal, tax or regulatory matters that may have a material impact on company operations and the financial statements, related company compliance policies, and programs and reports received from regulators.

Other Committee Activities

  •
  The Committee shall review and assess the Company's processes for assuring that it conducts its business in an ethical fashion. The Committee's review shall include, but not be limited to, monitoring compliance with the Company's Code of Business Conduct and Ethics, including compliance with the Foreign Corrupt Practices Act, and policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets.

  •
  The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding the company's accounting, internal accounting controls and auditing matters and for the confidential, anonymous submission by employees of the Company of concerns relating to questionable accounting or auditing matters.

  •
  The Committee shall review any inquiries related to accounting or financial reporting matters received from the SEC or other agencies, and management's response thereto and shall ensure that any complaints received by the Company regarding its accounting, internal control, or auditing matters are addressed.

Disclosure

  •
  The Company shall disclose in the Company's annual proxy whether Committee members are independent. Further, the proxy will include disclosure that the Committee is governed by a charter and a copy of the Charter shall be disclosed in the proxy at least once every three years. Additionally, the Committee shall prepare reports to shareholders as required by the SEC's proxy rules to be included in the Company's annual proxy statement.

Limitation

  •
  Nothing in this Charter is intended to alter in any way the standard of conduct that applies to any of the Directors of the Company under the Delaware General Corporation Law, as from time to time amended, and this Charter does not impose, nor shall it be interpreted to impose, any duty on any Director greater than, or in addition to, the duties or standard established by the Delaware General Corporation Law.

Appendix B

NEOPHARM, INC.
COMPENSATION COMMITTEE
CHARTER

Purpose

        The Compensation Committee of the Board of Directors (the "Committee") is responsible for working with management to establish appropriate compensation practices for NeoPharm, Inc. (the "Company") and determining the compensation and other benefits for the Chief Executive Officer, the Chief Financial Officer and for other officers also considered Executive Officers of the Company as determined by the Board of Directors (as a group "Executive Officers"). The Committee is also responsible for administering the incentive and equity participation plans that may from time to time make up the variable compensation, if any, paid to Executive Officers; administering Company employee stock option plans and such other benefit plans as responsibility for which shall be delegated by the Board of Directors to the Committee from time to time; and producing the annual report on executive officer compensation for inclusion in the Company's proxy statement.

Composition

        The Committee shall be comprised of at least three (3) members who shall be appointed by the Board of Directors upon the recommendation of the Corporate Governance Committee and each of whom shall meet the independence requirements of The Nasdaq Stock Market, Inc. ("Nasdaq"), and qualify as an "outside director" under Section 162(m) of the Internal Revenue Code and as a "non-employee director" under Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended. The Board of Directors, upon receiving the recommendation of the Corporate Governance Committee, shall appoint a new member or members in the event that there is a vacancy on the Committee that reduces the number of members below three (3), or in the event that the Board, upon receiving the recommendation of the Corporate Governance Committee, determines that the number of members on the Committee should be increased. The Board shall designate one of the Committee members to act as Chair of the Committee.

Meetings

        The Committee shall meet at least once each fiscal year, and may hold additional meetings in person or telephonically as often as may be necessary or appropriate, in the discretion of the Chair of the Committee. A majority of the members of the Committee shall constitute a quorum of the Committee. Prior to each meeting, the Chair of the Committee will circulate or discuss the agenda for the meeting with each member of the Committee. Members of the Committee are expected to use all reasonable efforts to attend each meeting.

        Minutes of each Committee meeting shall be prepared under the direction of the Chair of the Committee and circulated to each member of the Committee for review and approval.

Committee Authority and Responsibilities

        The specific authority and responsibilities of the Committee shall include the following:

1.
Conduct an annual review of and recommend to the Board of Directions the Company's compensation packages for each Executive Officer of the Company. In connection therewith, the Committee shall review and recommend: (a) the annual base salary level, (b) the annual cash bonus opportunity level, if any, and (c) the long term incentive opportunity level, if any, for each Executive Officer.

B-1

2.
Have authority to retain, at the Company's expense, and terminate, if necessary, any compensation consultant or firm to be used to assist the Committee in benchmarking, evaluating and setting appropriate compensation levels and policies and to approve such consultant's or firm's fees and other retention terms.

3.
Annually establish the objective performance measures and the performance targets for Executive Officers.

4.
Annually review the performance of the Company's Executive Officers in light of the goals and performance measures previously established for each of the Executive Officers, and certify the variable portion, if any, of each Executive Officers' compensation based upon such performance.

5.
Annually review the performance of the Chief Executive Officer and meet with such officer to share the findings of such review.

6.
Review and approve employment terms and agreements for new Executive Officers, any severance arrangements for Executive Officers, and any change of control, indemnification or other employment or compensation related agreements to be entered into with Executive Officers.

7.
Approve, modify and administer the Company's equity incentive stock option plans, and such other benefit plans as shall be adopted by the Company from time to time and the responsibility for which shall be assigned to the Committee by the Board.

8.
Form and delegate responsibilities to subcommittees of the Committee, as may be necessary or appropriate.

9.
Review and approve the Committee's report regarding executive compensation and other compensation information that is required to be set forth in the Company's proxy statement for its annual meeting of shareholders.

10.
Make regular reports of its activities to the Board of Directors.

11.
Periodically evaluate and take steps to improve the effectiveness of the Committee in meeting its responsibilities under this Charter. In conjunction therewith, the Committee shall review the adequacy of this Charter and, as appropriate, recommend to the Board any proposed changes to the Charter for Board approval.

        Nothing in this Charter is intended to alter in any way the standard of conduct that applies to any of the Directors of the Company under the Delaware General Corporation Law, as from time to time amended, and this Charter does not impose, nor shall it be interpreted to impose, any duty on any Director greater than, or in addition to, the duties or standard established by the Delaware General Corporation Law.

B-2

Appendix C

AMENDED AND RESTATED
CORPORATE GOVERNANCE COMMITTEE
CHARTER

Mission

        The Corporate Governance Committee is appointed by the Board: (1) to assist the Board by identifying, reviewing and evaluating individuals qualified to become Board Members, and to recommend that the Board select the director nominees so identified for the next annual meeting of shareholders or to fill vacancies on the Board; (2) to develop and recommend to the Board Corporate Governance Guidelines applicable to the Company; (3) to lead the Board in its annual review of the Board's performance; and (4) to recommend to the Board director nominees for each Board committee other than the Corporate Governance Committee. In addition, the Committee has responsibility for overseeing the development and implementation of management development plans and succession planning practices to ensure that the Company has sufficient management depth to support its continued growth and the talent needed to execute long-term strategies even in the event that one or more members of senior management are disabled, retire or otherwise leave the Company.

Organization

        The Corporate Governance Committee shall be a standing committee of the Board of Directors composed of not less than three (3) independent Directors. An independent director should be free of any relationships that could, in the business judgment of the Board of Directors, influence his/her independent judgment as a Committee member. Further, only Directors who satisfy the independence standards of The Nasdaq Stock Market, Inc. ("Nasdaq") and the Company's Corporate Governance Guidelines in effect at the time of the Director's appointment or reappointment to the Committee, shall be eligible for membership. Committee members shall be appointed to the Committee by the Board annually or as necessary to fill vacancies and shall serve until their successors are duly appointed and qualify or until removed from the Committee by the Board, with or without cause. The Board shall designate one of the Committee members as Chair of the Committee.

Meetings

        The Committee shall hold meetings, in person or telephonically, as necessary. It is expected, however, that the Corporate Governance Committee will meet at least twice a year. Prior to each meeting, the Chair of the Committee will circulate or discuss the agenda for the meeting with each member of the Committee.

        Minutes of each meeting shall be prepared under the direction of the Chair of the Committee and circulated to each member of the Committee for review and approval.

Duties and Responsibilities

        The Committee shall have the power and authority to perform the following duties and to fulfill the following responsibilities:

  1.
  Develop and recommend to the Board guidelines and criteria to determine the qualifications of Directors.

  2.
  Have the authority, at the Company's expense, to retain a search firm to be used to identify director candidates. The Committee shall have sole authority to approve the search firm's fees and other retention terms and to terminate the search firm.

  3.
  Identify and review the qualifications of and recommend to the Board nominees for Directors to be submitted to the shareholders for election at each annual meeting of shareholders and nominees for Directors to be elected by the Board to fill vacancies and newly created directorships. The full Board of Directors shall approve nominees to stand for election at the annual meting of shareholders and all new members of the Board of Directors; provided, however that only such nominees as have been previously approved by the Committee may be considered by the Board.

  4.
  Review and consider candidates for election as Directors properly submitted by shareholders in compliance with the Company's Bylaws, and any applicable law, rule or regulation.

  5.
  Consider and make recommendations to the Board concerning the size and composition of the Board.

  6.
  Oversee the development and implementation of management development plans and succession planning practices and strategies and conduct an annual review of same.

  7.
  Recommend to the Board an overall compensation program for Directors, including salary, perquisites, deferred compensation, stock or option plans or other incentive plans, and retirement plans, and review and approve disclosures regarding Directors' compensation as required by the Securities and Exchange Commission ("SEC"), other government agencies and Nasdaq.

  8.
  Annually, review and recommend to the Board for approval the appointment of Directors to Board committees, other than the Corporate Governance Committee, and the committee structure for the Board, including proposed assignment rotation schedules.

  9.
  Develop and recommend to the Board performance criteria for the Board and review the procedures, the effectiveness and the performance of the Board as a whole, the individual Directors and the Board committees, and make recommendations to the Board, as appropriate.

  10.
  Review all related party transactions, as defined by applicable law, rule or regulation, for potential conflicts of interest situations on an on-going basis and, as appropriate, approve or disapprove such related party transactions. No member of the Committee who has any interest in a specific related party transaction shall participate in the review of such transaction.

  11.
  Periodically review and recommend corporate governance practices and policies of the Company, including, but not limited to, an annual assessment of the adequacy of this Charter and the Corporate Governance Guidelines and recommend proposed changes, if any, to the Board for approval.

  12.
  Annually review and report to the Board on the Committee's performance in meeting its responsibilities under this Charter.

  13.
  Develop and recommend to the Board a Code of Business Conduct and Ethics, which, at a minimum, complies with Nasdaq and SEC requirements, as in effect from time to time, and, at least annually, review and assess the adequacy of the Company's Code of Business Conduct and Ethics. In addition, the Committee shall consider any requests for waivers from the Company's Code of Business Conduct and Ethics. Any waivers granted by the Committee from the Code of Business Conduct and Ethics shall be disclosed by the Company in accordance with the rules of the Nasdaq and the SEC.

  14.
  Adopt and implement a policy or policies, as appropriate, governing service on the Board of Directors of other companies, charities and institutions applicable to members of the Board of Directors, and persons considered Executive Officers of the Company as determined by the Board of Directors.

  15.
  Recommend to the Board ways and means for shareholders to communicate with members of the Board.

  16.
  Keep minutes of all Committee meetings and make regular reports of its activities to the Board.

  17.
  Form, and delegate authority to, subcommittees when appropriate.

  18.
  Retain, at the Company's expense, such advisers as the Committee shall deem necessary to carry out the aforementioned responsibilities.

        Nothing in this Charter is intended to alter in any way the standard of conduct that applies to any of the Directors of the Company under the Delaware General Corporation Law, as from time to time amended, and this Charter does not impose, nor shall it be interpreted to impose, any duty on any Director greater than, or in addition to, the duties or standard of conduct established by the Delaware General Corporation Law.

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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.
01	—	John N. Kapoor, 02—James M. Hussey,	☐	Vote FOR All Nominees* (except as marked)	*To withhold authority to vote for any Nominee(s), write the Number(s) of the Nominee(s) here:
03	—	Matthew P. Rogan, 04—Kaveh T. Safavi,	☐	Withhold Vote FOR All Nominees
05	—	Sander A. Flaum, 06—Erick E. Hanson
B Proposal to Approve the Ratification of KPMG LLP as the Company's independent public accountants
2. The Board of Directors recommends a vote FOR Ratification.
For	Against	Abstain
☐	☐	☐

C    Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.
The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement. Please sign exactly as your name appears. Joint owners should each sign personally. When signing as attorney, executor, officer, administrator, trustee or guardian, give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)
☐ ☐ / ☐ ☐ / ☐ ☐ ☐ ☐
1 U P X H H H P P P P 0 0 3 5 9 5

001CD40001    00C59B

Proxy—NeoPharm, Inc.

Proxy Solicited on Behalf of The Board of Directors For The Annual Meeting of Stockholders—June 17, 2004

The undersigned appoints James M. Hussey, Lawrence A. Kenyon and Christopher R. Manning, and each of them, as proxies, with full power of substitution and revocation to vote, as designated on the reverse side hereof, all the Common Stock of NeoPharm, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders thereof to be held on June 17, 2004, or at any adjournment thereof, and, in their or his discretion, on any other business that may properly come before such meeting.

If this Proxy is signed and returned, but no direction is indicated, this Proxy will be voted FOR proposals 1 and 2.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
YOUR VOTE IS IMPORTANT!

(Continued and to be signed on reverse side.)

00C5AB

QuickLinks

GENERAL INFORMATION
PROPOSAL ONE ELECTION OF DIRECTORS
CORPORATE GOVERNANCE POLICIES AND PRACTICES
REPORT OF THE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING
REPORT OF THE AUDIT COMMITTEE
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS AND OTHER MATTERS FOR THE 2005 ANNUAL MEETING
OTHER MATTERS
2003 ANNUAL REPORT ON FORM 10-K
  Appendix A
NeoPharm, Inc. Amended and Restated Audit Committee Charter
NEOPHARM, INC. Amended and Restated Audit Committee Charter
  Appendix B
NEOPHARM, INC. COMPENSATION COMMITTEE CHARTER
  Appendix C
AMENDED AND RESTATED CORPORATE GOVERNANCE COMMITTEE CHARTER